UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2013

TRANSMONTAIGNE PARTNERS L.P.

(Exact name of Registrant as specified in its Charter)

Delaware	001-32505	34-2037221
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

1670 Broadway, Suite 3100, Denver, Co 80202

(Address of principal executive offices)

(303) 626-8200

(Registrant’s telephone number, including
area code)

Not Applicable
(Former name or former address, if
changed since last year)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                                           Results of Operations and Financial Condition

TransMontaigne Partners L.P. (the “Partnership”) announced today that while it has not yet closed its books for the quarter ended June 30, 2013, the Partnership expects revenues to be between $38 million and $39 million. As previously disclosed in its quarterly report on Form 10-Q for the quarter ended March 31, 2013, effective April 1, 2013 the Partnership entered into a new three-year terminaling services agreement with a third-party customer for minimum monthly throughput commitments of approximately 0.6 million barrels of light refined product at certain of its River terminals.  The Partnership’s previous agreement with the same third-party customer, which expired March 31, 2013, committed to that customer approximately 1.1 million barrels of light refined product storage capacity. Based on the terms of the new agreement, the Partnership expects its firmly committed quarterly revenues to decrease by approximately $1.4 million.  Consistent with historical trends, across the Partnership’s terminaling and transportation facilities it anticipates an increase in repairs and maintenance expenses in the second quarter as compared to the first quarter.  Also, consistent with historical trends, the Partnership’s income from product gains varies based on throughput volumes and product prices.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 2.02 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 7.01                                           Regulation FD Disclosure

The Partnership announced today that it has commenced an underwritten public offering of 1,450,000 common units representing limited partner interests of the Partnership. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01             Financial Statements and Exhibits

(d)         Exhibits

99.1            Press release, dated July 18, 2013, announcing commencement of the common units offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 18, 2013	TRANSMONTAIGNE PARTNERS L.P.

By: TransMontaigne GP L.L.C., its general partner

	By:	/s/ Frederick W. Boutin
Frederick W. Boutin Executive Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

99.1                        Press release, dated July 18, 2013, announcing commencement of the common units offering.